Exhibit 99.1

Enveric Biosciences Announces Formation of Scientific Advisory Board to Drive Further Growth of Next-Generation Mental Health Medicines

Internationally Recognized Neuroscience Experts Will Work Closely with Enveric Scientists to Help Drive Clinical Innovation and Success

CAMBRIDGE, MA, July 19, 2022 – Enveric Biosciences, Inc. (NASDAQ: ENVB) (“Enveric” or the “Company”), a neuroscience-focused biotechnology company developing next-generation, psychedelic-inspired mental health medicines, today announced the formation of its Scientific Advisory Board (SAB) comprised of science and technology leaders, including globally renowned CNS and mental disorders experts, and chaired by Maurizio Fava, M.D.

The SAB will advise Enveric on the Company’s technology capabilities, innovation pipeline, early-stage candidate prioritization, and partnering opportunities. Additionally, the SAB will provide insights on emerging trends in neuroscience and technology, as well as the potential implications for advancing the Company’s pipeline of psychedelic-inspired new drug candidates for patients suffering from mental health diseases.

“I am delighted to announce Enveric’s new Scientific Advisory Board comprised of leading experts in the field of CNS drug development. We are honored to have these remarkable and accomplished scientific leaders join our SAB during this time of scientific innovation to create new medicines for mental health indications with high unmet needs,” said Bob Dagher, M.D., Chief Medical Officer of Enveric. “These world-renowned experts have made significant contributions and pioneered breakthroughs in psychiatric research and therapeutics, and collectively, they bring a wealth of knowledge and experience for Enveric, as we work to develop our proprietary psychedelic-inspired therapies to treat CNS diseases.”

The founding members of the Enveric Scientific Advisory Board for Mental Health Indications are:

Maurizio Fava, M.D.

Dr. Maurizio Fava is Psychiatrist-in-Chief of the Massachusetts General Hospital (MGH), executive director of the Clinical Trials Network and Institute, (MGH), associate dean for clinical and translational research, and the Slater Family Professor of Psychiatry at Harvard Medical School. Dr. Fava is a world leader in the field of depression. He has edited eight books and authored or co-authored more than 900 original articles published in medical journals with international circulation, articles which have been cited more than 95,000 times in the literature and with an H index greater than 150.

Dr. Fava founded and was director of MGH’s Depression Clinical and Research Program from 1990 until 2014. Under Dr. Fava’s direction, the Depression Clinical and Research Program became one of the most highly regarded depression programs in the country, a model for academic programs that link, in a bi-directional fashion, clinical and research work. In 2007, he also founded and is now the executive director of the MGH Psychiatry Clinical Trials Network and Institute, the first academic CRO specialized in the coordination of multi-center clinical trials in psychiatry.

Stephen M. Stahl, M.D., Ph.D., D.Sc. (Hon).

Dr. Stephen Stahl has held faculty positions at Stanford University, the University of California at Los Angeles, the Institute of Psychiatry London, the Institute of Neurology London, and, currently, as Clinical Professor of Psychiatry and Neuroscience at the University of California Riverside, Adjunct Professor of Psychiatry at the University of California San Diego and as Honorary Fellow in Psychiatry at the University of Cambridge. Dr. Stahl serves as editor-in-chief of CNS Spectrums and is Senior Academic Advisor and Director of Psychopharmacology for the California Department of State Hospitals (DSH) where he has a leadership role in addressing violence and decriminalization of the seriously mentally ill.

Author of over 575 articles and chapters with an H index of 69, and more than 2000 scientific presentations and abstracts, Dr. Stahl is an internationally renowned clinician, researcher, and teacher in psychiatry with subspecialty expertise in psychopharmacology. Dr. Stahl has written over 50 textbooks and edited 15 others, including the best-selling and award-winning textbook, Stahl’s Essential Psychopharmacology, now in its fifth edition, and the best-selling and award-winning clinical manual, Essential Psychopharmacology Prescriber’s Guide, now in its seventh edition.

Sheila DeWitt, Ph.D.

Dr. Sheila DeWitt is a Life Sciences Executive & Serial Entrepreneur with over 30 years of experience in pharmaceutical and biotechnology companies. She is currently the Chair, President & CEO of DeuteRx, LLC, the COO and Board Member of Neuromity Therapeutics, Inc., and a Founder and Board Member of RIFFIT, Inc. She also collaborates with Poxel SA and Salarius Therapeutics, Inc. on deuterated drug candidates. Dr. DeWitt has founded and/or led the start-up or turnaround of nine biotechnology companies or business units.

Dr. DeWitt earned her B.A. in Chemistry from Cornell University and Ph.D. in Synthetic Organic Chemistry from Duke University. She is internationally recognized for her pioneering contributions to pharmaceutical R&D in the areas of combinatorial chemistry, predictive ADMET, nanotechnology, computational chemistry, and deuterated drugs and has received numerous awards in recognition for her innovation and entrepreneurship. She has authored over 60 publications and abstracts, created and delivered over 20 short courses or symposia, and is an inventor on over 100 patents and/or patent applications.

John Krystal, M.D.

Dr. John Krystal is the Robert L. McNeil, Jr., Professor of Translational Research; Professor of Psychiatry, Neuroscience, and Psychology; Chair of the Department of Psychiatry at Yale University; and Chief of Psychiatry and Behavioral Health at Yale-New Haven Hospital. He is a graduate of the University of Chicago, Yale School of Medicine, and the Yale Psychiatry Residency Training Program. He has published extensively on the neurobiology and treatment of schizophrenia, alcoholism, PTSD, and depression. Notably, his laboratory discovered the rapid antidepressant effects of ketamine in humans.

Dr. Krystal directs/co-directs the Yale Center for Clinical Investigation (CTSA), NIAAA Center for the Translational Neuroscience of Alcoholism, and Clinical Neuroscience Division of the National Center for PTSD (VA). He is a member of the U.S. National Academy of Medicine; co-director of the Neuroscience Forum of the U.S. National Academies of Sciences, Engineering, and Medicine; Fellow of the American Association for the Advancement of Science (AAAS); and editor of Biological Psychiatry (IF=13.382). Previously, Dr. Krystal chaired the NIMH Board of Scientific Counselors and has served as a member of the NIMH National Mental Health Advisory Council and the NIAAA National Alcohol Advisory Council. He also previously served as the president of the American College of Neuropsychopharmacology (ACNP) and the International College of Neuropsychopharmacology (CINP).

Michael Liebowitz, M.D.

Dr. Michael Liebowitz is a Professor of Psychiatry at Columbia University and New York State Psychiatric Institute (NYSPI) and is currently Director at Medical Research Network where he is engaged in clinical trials for depression, anxiety, binge eating, ADHD, PTSD, and borderline personality disorders.

Dr. Liebowitz completed his fellowship in psychopharmacology at the Depression Evaluation Service at NYSPI, where he helped develop and validate the DSM criteria for atypical depression. Dr. Liebowitz established the Anxiety Disorders Clinic at NYSPI, the first research clinic to specialize in anxiety disorders in the United States. Over the next two decades, Dr. Liebowitz and colleagues helped refine treatments for panic disorder, broadened the diagnostic criteria and established medication treatment for social anxiety disorder, and collaborated in clinical trials comparing medications and behavioral treatments for several anxiety disorders. Dr. Liebowitz developed the Liebowitz Social Anxiety Scale (LSAS) which has been the primary outcome measure for several registration programs in social anxiety disorder and is used worldwide as a research and clinical measure.

Dr. Joseph Tucker, CEO of Enveric commented on the foundation of Enveric’s new SAB: “Over the first half of 2022, Enveric has strengthened its focus on building a proprietary arsenal of psychedelics-inspired new chemical entities designed with high probability for drug-like properties to target several mental health indications. With the addition of this newly formed advisory group of outstanding experts in the field, our focus on mental health indications has been strengthened to empower us to execute our strategy. We are all very excited at how those efforts are progressing and with the added guidance from the SAB, we look forward to continuing to advance our pipeline during the remainder of 2022 and beyond.”

About Enveric Biosciences

Enveric Biosciences, Inc. (NASDAQ: ENVB) is a neuroscience-focused pharmaceutical company developing next-generation, psychedelic-inspired mental health medicines. Enveric’s robust pipeline supports drug development from the clinic to commercialization aimed to help millions of patients in need around the world suffering from conditions that include cancer-related distress, PTSD and more. For additional information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of not purely historical statements, including any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of the company to successfully spin-off its cannabinoid assets; the ability to achieve the value creation contemplated by technical developments; the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor/Media Contacts

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